Exhibit 8.3

The Directors,

Velti plc,

First Floor,

28-32 Pembroke Street Upper

Dublin 2,

Republic of Ireland.

26 January 2011	YOUR REF:	OUR REF:	JG/RH/AOB
MHC-4411421v1

MATTER:    Irish Taxation Section of Prospectus Contained in Registration Statement

Dear Sirs/Madams,

We have acted as special Republic of Ireland legal counsel to Velti plc (the “Company”) in connection with the public offering on the NASDAQ Global Market of ordinary shares issued by the Company (the “Shares”) and the offer and sale of such number of ordinary shares of the Company by certain selling shareholder(s) of the Company as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended (the “Registration Statement” which term does not include any exhibits thereto) filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission’).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)    the Registration Statement to be filed by the Company under the Securities Act with the Commission, as amended; and

(ii)   a draft of the prospectus (the “Prospectus’) contained in the Registration Statement.

We have also reviewed and relied upon the memorandum of association and the articles of association of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, and (iii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Republic of Ireland. This opinion is to be governed by and construed in accordance with the laws of the Republic of Ireland and is limited to and is given on the basis of the current law and practice in the Republic of Ireland at the date of this letter.

We have made no investigation of and express no opinion in relation to whether the Company is tax resident in Ireland or elsewhere.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain Republic of Ireland tax matters set forth under the caption “Taxation - Republic of Ireland Taxation Consequences” and “Taxation - Republic of Ireland Taxation - Tax on Dividends” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Irish law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us under the caption “Taxation” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Mason Hayes + Curran

MASON HAYES + CURRAN